UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
(Rule 14A-101)
PROXY STATEMENT PURSUANT TO SECTION 14(a)
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Anheuser-Busch Companies, Inc.
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     On September 29, 2008, the following item was posted on the employee intranet of Anheuser-Busch Companies, Inc.
INBEV SHAREHOLDERS APPROVE COMBINATION WITH A-B
September 29, 2008
InBev has announced that its shareholders voted to approve the combination with Anheuser-Busch at the company’s Extraordinary General Meeting held earlier today. Shareholders voted overwhelmingly in favor of the combination. InBev shareholders also approved the name change of InBev to Anheuser-Busch InBev and the appointment of August A. Busch IV as a director of the company, both effective upon closing of the transaction.
According to news reports, InBev CEO Carlos Brito also repeated his commitment not to close any of A-B’s 12 breweries, provided there are no new or increased taxes or unforeseen events that would negatively impact A-B’s business. Brito added that “A-B’s footprint in the U.S is very efficient.”
Click here to download a PDF of InBev’s press release about the shareholder vote.

Press Release
Brussels, 29 September 2008 -1/3
The enclosed information constitutes regulated information as defined in the Royal Decree of 14 November 2007 regarding the duties of issuers of financial instruments which have been admitted for trading on a regulated market.
InBev Shareholders Approve Combination with Anheuser-
Busch and Related Matters
Shareholders Vote in Favor of All Resolutions Put Forth at
Shareholders Meeting
InBev (Euronext: INB) shareholders voted to approve the acquisition of all the shares of Anheuser-Busch Companies, Inc. for USD 70 per share at the Company’s Extraordinary General Meeting held today. Shareholders voted overwhelmingly in favor of the combination.
Carlos Brito, Chief Executive Officer of InBev, said, “This vote demonstrates the confidence our shareholders have in the strategic and financial benefits of the combination with Anheuser-Busch. We are very pleased to complete this important milestone and we remain on track to close the transaction by the end of the year.”
Shareholders also approved the name change of InBev to Anheuser-Busch InBev and the appointment of August A. Busch IV as a director of the company, both effective upon closing of the transaction.
Finally, the shareholders also authorized the Board to proceed with the capital increase required to finance 9.8 billion USD of the transaction.
The transaction remains subject to approval by Anheuser-Busch shareholders and regulatory clearance in a number of jurisdictions. InBev continues to expect that it will complete the transaction by the end of 2008. In light of the limited overlap between the InBev and Anheuser-Busch businesses, the company does not anticipate any significant regulatory issues. Anheuser-Busch has set a record date of 3rd October for its shareholders’ meeting and expects to set the date of such shareholders’ meeting in the near future.

Press Release
Brussels, 29 September 2008 -2/3

About InBev
InBev is a publicly traded company (Euronext: INB) based in Leuven, Belgium. The company’s origins date back to 1366, and today, it is the leading global brewer. As a true consumer-centric, sales driven company, InBev manages a carefully segmented portfolio of more than 200 brands. This includes true beer icons with global reach like Stella Artois® and Beck’s®, fast growing multicountry brands like Leffe® and Hoegaarden®, and many consumer loved “local champions” like Skol®, Quilmes®, Sibirskaya Korona®, Chemigivske®, Sedrin®, Cass® and Jupiler®, InBev employs close to 89 000 people, running operations in over 30 countries across the Americas, Europe and Asia Pacific. In 2007, InBev realized 14.4 billion euro of revenue. For further information visit www.InBev.com
InBev Contacts:

Marianne Amssoms	Fabio Spina
Vice President Global External Communications	Vice President Investor Relations
Tel: +32-16-27-67-11	Tel: + 32 16 27 62 43
E-mail: marianne.amssoms@inbev.com	E-mail: fabio.spina@inbev.com

Steven Lipin/Nina Devlin	Rebecca Shelley/Laura Cummings
Brunswick Group	Brunswick Group
+1-212-333-3810	+44 20 7404 5959
This document does not constitute an offer to sell, or the solicitation of an offer to buy or subscribe for, any securities and cannot be relied on for any investment contract or decision.
Forward Looking Statements:
Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements, notwithstanding that such statements are not specifically identified. Forward-looking statements are identified by words or phrases such as “anticipates”, “estimates”, “projects”, “believes”, “intends” and similar words and phrases. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and outside of the control of the management of InBev and Anheuser-Busch. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You should not place undue reliance on these forward-looking statements.
Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the risk that the businesses of InBev and Anheuser-Busch will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue, synergies and cost savings from the merger may not be fully realized or realized within the expected timeframe and may be lower than expected; operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; the ability to obtain governmental or regulatory approvals of the merger on the proposed terms and schedule; the failure of shareholders of InBev or Anheuser-Busch to approve the merger; local, regional, national and international economic conditions and the impact they may have on InBev and Anheuser-Busch and their customers and InBev and Anheuser-Busch’s assessment of that impact; rapid technology developments and changes; containing costs and expenses; governmental and public policy changes; the outcome of pending and future litigation and governmental proceedings; continued availability of financing and financial resources in the amounts, at the time and on the terms required to support future businesses of the combined company.
All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to InBev or Anheuser-Busch or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Forward-looking statements speak only as of the date on which such statements are made. InBev and Anheuser-Busch undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Press Release
Brussels, 29 September 2008 -3/3
IMPORTANT INFORMATION
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Anheuser-Busch by InBev. In connection with the proposed acquisition, InBev and Anheuser-Busch intend to file relevant materials with the SEC, including Anheuser-Busch’s proxy statement on Schedule 14A.
INVESTORS OF ANHEUSER-BUSCH ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ANHEUSER-BUSCH’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders will be able to obtain the documents free of charge through the website maintained by the SEC at www.sec.gov, and Anheuser-Busch stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Anheuser-Busch. Such documents are not currently available.
InBev and certain of its directors and executive officers and other persons, and Anheuser-Busch and its directors and certain executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Anheuser-Busch common stock in respect of the proposed transaction. Information regarding InBev’s directors and executive officers is available in its Annual Report for the year ended December 31, 2007, available at www.InBev.com/annualreport2007. Information about the directors and executive officers of Anheuser-Busch and their respective interests in Anheuser-Busch by security holdings or otherwise is set forth in its proxy statement relating to the 2008 annual meeting of stockholders, which was filed with the SEC on March 10, 2008. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement regarding the acquisition when it becomes available.

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     This communication may be deemed to be solicitation material in respect of the proposed acquisition of Anheuser-Busch by InBev. In connection with the proposed acquisition, Anheuser-Busch intends to file relevant materials with the SEC. Anheuser-Busch filed amendment number one to its preliminary proxy statement on Schedule 14A with the SEC on September 19, 2008.
     INVESTORS OF ANHEUSER-BUSCH ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ANHEUSER-BUSCH’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
     Investors and security holders will be able to obtain the documents free of charge through the website maintained by the SEC at www.sec.gov, and Anheuser-Busch stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Anheuser-Busch. Such documents are not currently available.
     InBev and certain of its directors and executive officers and other persons, and Anheuser-Busch and its directors and certain executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Anheuser-Busch common stock in respect of the proposed transaction. Information about the directors and executive officers of Anheuser-Busch and their respective interests in Anheuser-Busch by security holdings or otherwise is set forth in its proxy statement relating to the 2008 annual meeting of stockholders, which was filed with the SEC on March 10, 2008. Investors may obtain additional information regarding the interest of the participants by reading the preliminary proxy statement.